Exhibit (j)(1): Consent of Deloitte & Touche LLP, Independent
          --------------                Public Accountants


                                                              Exhibit 11



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of New Providence Investment Trust and Shareholders of the Wisdom Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-31359 of the Wisdom Fund of our report dated June 18, 1999, appearing in the Annual Report for the period ended May 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 8, 1999